Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Zhongpin Inc.

Henan province, P.R. China

We hereby consent to the incorporation by reference in Registration Statements on Form 3 (No. 333-151136, No. 333-160058 and No. 333-171093) and Form S-8 (No. 333-156007) of Zhongpin Inc. of our reports dated March 7, 2011, relating to the consolidated financial statements and the effectiveness of Zhongpin Inc.’s internal control over financial reporting which appears in this Form 10-K.

/s/ BDO China Li Xin Da Hua CPA Co., Ltd.

Shenzhen, P.R. China

March 7, 2011